CHASE 2003-S1(GP1)
                           WHOLE LOAN 15YR FIXED-RATE





Deal Size                                   $100mm approx.

GWAC                                        5.833% +/-15bps

WAM                                         178 +/- 2 months

California                                  50.00% max.

WA LTV                                      60.00% max

Avge. Loan Balance                          $545k approx.

Loan Purpose:        Cash-Out Refi          25.0% max

Property Type:       SF/PUD                 87.0% min.
                     Condo                  7.0% max
                     COOP                   5.0% max

Doc Type:            Full                   90.0% min.

Occupancy:           Primary                90.0% min.

WA FICO                                     735 approx.

AAA Ratings                                 2 of 3 (S&P, Moodys. Fitch)

Estimated Level Subordination               1.50% approx.

Pricing Speed                               300% PSA

Settlement Date                             01/30/03

Master Servicer/Bond Administrator          Chase Manhattan Mortgage Corp



                            All numbers approximate.
                   All tranches subject to 10% size variance.



The information herein has been provided solely by UBS Warburg LLC. Neither the issuer of certificates nor any of its affiliates makes any representation as to the accuracy or completeness of the information herein. The information herein is preliminary, and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the Securities and Exchange Commission. The information contained herein will be superseded by the description of the mortgage loans contained and/or incorporated by reference in the Prospectus Supplement relating to the Certificates and supersedes all information contained in any collateral term sheets relating to the mortgage pool previously provided by UBS Warburg LLC.